As filed with the Securities and Exchange Commission on April 30, 2026

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APi Group Corporation

(Exact name of registrant as specified in its charter)

Delaware	98-1510303
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1100 Old Highway 8 NW

New Brighton, MN 55112

(651) 636-4320

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Louis B. Lambert, Senior Vice President, General Counsel and Secretary

APi Group Corporation

1100 Old Highway 8 NW

New Brighton, MN 55112

(651) 636-4320

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Flora R. Perez, Esq.

Brian J. Gavsie, Esq.

Grant J. Levine, Esq.

Greenberg Traurig, P.A.

401 East Las Olas Boulevard Suite 2000

Fort Lauderdale, FL 33301

(954) 765-0500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act ☐

PROSPECTUS

APi Group Corporation

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

We may offer, issue and sell, from time to time, in one or more offerings and series, together or separately, shares of our common stock, shares of our preferred stock or debt securities, in amounts, at prices and on terms that will be determined at the time of any such offering and described in one or more supplements to this prospectus. The debt securities and preferred stock we may offer may be convertible into or exercisable or exchangeable for debt, common or preferred stock or other securities of APi Group Corporation or debt or equity securities of one or more other entities.

This prospectus provides a general description of the securities that we may offer and the general manner in which we will offer them. Each time we offer securities for sale using this prospectus, we will provide specific terms and describe the specific manner in which we will offer these securities in supplements to this prospectus. The prospectus supplement may also add, update or change the information in this prospectus.

This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement that includes a description of the method and terms of the offering.

You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate herein by reference, before you invest in our securities. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “APG.”

Investing in our securities involves risks. Please refer to the “Risk Factors” section on page 4 and the supplemental risk factors contained in any applicable prospectus supplement and in the documents we incorporate herein by reference for a description of the risks you should consider before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 30, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic “shelf” registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”).

Under this shelf registration process, we or selling shareholders may, from time to time, offer and/or sell, in one or more offerings and series, together or separately, shares of our common stock, preferred stock or debt securities or other securities that we may subsequently add in a post-effective amendment to this registration statement. This prospectus only provides you with a general description of the securities that we or selling shareholders may offer. Each time we or selling shareholders offer and sell our securities under this prospectus, we will provide a prospectus supplement which will contain specific information about the terms of the securities and the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. Before purchasing any of our securities, you should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

You should rely only on the information contained in this prospectus, the documents incorporated by reference in this prospectus and any prospectus supplement that we may provide to you. We have not authorized anyone to provide you with information different from that contained in this prospectus or any prospectus supplement. If anyone provides you with different or additional information, you should not rely on it. This prospectus may only be used where it is legal to sell these securities. This prospectus is not an offer to sell, or a solicitation of an offer to buy, in any state where the offer or sale is prohibited. The information in this prospectus, any prospectus supplement or any documents incorporated herein or therein by reference is accurate as of the date contained on the cover of such documents. Neither the delivery of this prospectus or any prospectus supplement, nor any sale made under this prospectus or any prospectus supplement will, under any circumstances, imply that the information in this prospectus or any prospectus supplement is correct as of any date after the date of this prospectus or any such prospectus supplement.

FORWARD-LOOKING STATEMENTS

Certain statements we make in this prospectus and the documents incorporated or deemed to be incorporated by reference herein may constitute “forward-looking statements” within the meaning of the federal securities laws and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995, including statements regarding: (i) the Company’s beliefs and expectations regarding its business strategies, competitive strengths, future expenses and future capital expenditures; (ii) the Company’s beliefs regarding procurement challenges and the nature of its contractual arrangements and renewal rates and their impact on its future financial results; (iii) the Company’s beliefs regarding its acquisition and divestiture platform and ability to execute on and successfully integrate strategic acquisitions; (iv) the Company’s beliefs regarding the future demand for its services, the seasonal and cyclical volatility of its business, financial condition, results of operations, and cash flows; (v) the Company’s beliefs regarding the recurring and repeat nature of its business, customers, and revenues, and its impact on its cash flows and organic growth opportunities and its belief that it helps mitigate the impact of economic downturns; (vi) the Company’s intent to continue to grow its business, both organically and through acquisitions, and the Company’s beliefs regarding the impact of its business strategies on its growth; (vii) the Company’s beliefs regarding its customer relationships and plans to grow its existing business and expand service offerings; (viii) the Company’s beliefs regarding its ability to pass along price increases in supplies and materials to its customers; (ix) the Company’s expectations regarding the cost of compliance with laws and regulations; (x) the Company’s expectations regarding labor matters and future pension contributions; (xi) the Company’s expectations regarding market risk, including its exposure to foreign currency fluctuations, and the Company’s ability to mitigate that risk; (xii) the Company’s expectations and beliefs regarding accounting and tax matters; (xiii) the Company’s beliefs regarding the effectiveness of the design and operation of its internal control over financial reporting; (xiv) the Company’s expectations regarding future capital expenditures; (xv) the Company’s expectations regarding enterprise resource planning systems implementations; (xvi) the Company’s beliefs regarding the sufficiency of its current sources of liquidity to fund its future liquidity requirements, its expectations regarding the types of future liquidity requirements, and its expectations regarding the availability of future sources of liquidity.

These projections and statements are based on management’s estimates and assumptions with respect to future events and financial performance and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. We believe these factors include, but are not limited to, those described under “Risk Factors” in our most recent annual report on Form 10-K, as amended or supplemented by subsequent quarterly reports on Form 10-Q, which have been or will be incorporated by reference into this prospectus, as well as in this prospectus or in any prospectus supplement hereto.

You should also read carefully the factors described or referred to in the “Risk Factors” section of this prospectus and any prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. Any forward-looking statements that we make in this prospectus or any prospectus supplement speak only as of the date of such statement, and, unless required by law, we undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

THE COMPANY

We are a global, market-leading business services provider of fire and life safety, security, elevator and escalator, and specialty services with a substantial recurring revenue base and over 500 locations worldwide. We provide statutorily mandated and other contracted services to a strong base of long-standing customers across industries. We have a winning leadership culture driven by entrepreneurial business leaders that deliver innovative solutions to our customers.

We believe that our core strategies of driving sustainable organic growth, growing through accretive acquisitions, promoting the sharing of best practices across all of our businesses, and leveraging our scale and service offerings place us in a unique position to capitalize on opportunities in the industries we serve and advance our position in each of our markets. We believe that our revenue diversification across customers, end markets, geographies, and projects, combined with our inspection-first go-to-market strategy, decentralized operating model, enduring commitment to leadership development, long-standing customer relationships, and strong safety track record differentiates us from our competitors.

We have a disciplined acquisition strategy and have completed 140 acquisitions since 2005. We target companies that align with our strategic priorities and demonstrate key value drivers such as the geographies they serve, the culture, value, and fit of the business being acquired, the services they offer, and the financial profile of the business. A key component of our acquisition strategy is to strengthen and expand our existing service offerings in geographies where our capabilities in certain service offerings are limited. Post acquisition, we prioritize maintaining business continuity while identifying and implementing our inspection-first strategy, operational efficiencies, cost synergies, and integration of organizational processes to drive margin expansion.

We have a decentralized operating model designed to improve speed and responsiveness to our customers across our businesses, empower leadership of our businesses to drive business performance and execute key decisions, and foster cross-functional sharing of best practices. This structure promotes a business-owner mindset among our individual leaders and combines the personal attention of a small-to-medium-sized company with the strength and support of a global industry leader. It also allows each of our businesses to remain highly focused on best positioning itself within the markets in which it competes and reinforces strong accountability for operational and financial performance.

We operate our business under three primary operating segments, two of which are aggregated into a single reportable segment, resulting in two reportable segments:

•

Safety Services – A leading provider of safety services in North America, Europe, and Asia-Pacific, focusing on fire protection solutions, electronic security systems, and elevators and escalators, including design, installation, inspection, service, and monitoring of these systems. The work performed within this segment spans across a diverse mix of end markets with a focus on high tech services, advanced manufacturing, healthcare, fulfillment and distribution centers, and critical infrastructure.

•

Specialty Services – A leading provider of a variety of specialty contracting, fabrication and distribution, and infrastructure and utility services. The work within this segment spans across a diverse mix of end markets with a focus on high tech services, healthcare, and critical infrastructure throughout North America.

Our principal office is located at 1100 Old Highway 8 NW, New Brighton, Minnesota 55112, and our telephone number at that address is (651) 636-4320. We maintain a website at www.apigroupinc.com where general information about us is available. Information on, or accessible through, our website is not part of this prospectus.

Unless indicated otherwise, references in this prospectus to “APi,” the “Company,” “we,” “us” and “our” refer to APi Group Corporation and its consolidated subsidiaries.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Please carefully consider the risk factors described under the heading “Risk Factors” in our most recent annual report on Form 10-K, as amended or supplemented by subsequent quarterly reports on Form 10-Q, which have been or will be incorporated by reference into this prospectus, as well as any risks that may be set forth in this prospectus. You should also carefully consider the information set forth under “Risk Factors” in any applicable prospectus supplement and in our filings with the SEC pursuant to sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, incorporated by reference herein. You should also consider all other information contained in and incorporated by reference into this prospectus or any applicable prospectus supplement before making an investment decision. Additional risks and uncertainties that are currently unknown to us or that we currently consider to be immaterial may also adversely impair our business or adversely affect our financial condition or results of operations. If any of the events described in the risk factors incorporated by reference in this prospectus occurs, our business, financial condition or results of operations could be materially and adversely affected.

SELLING SHAREHOLDERS

We may register securities covered by this prospectus to permit selling shareholders to resell their securities. We may register securities for resale by selling shareholders by filing a prospectus supplement with the SEC. The prospectus supplement would set forth information about the selling shareholder, including their name, the amount of their securities that will be registered and sold, their beneficial ownership of the securities and their relationship with us.

USE OF PROCEEDS

Unless stated otherwise in a prospectus supplement, the net proceeds from the sale of securities described in this prospectus will be used for general corporate purposes. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of our securities sold by any selling shareholder.

When a particular series of securities is offered, the related prospectus supplement will set forth the intended use for the net proceeds received from the sale of those securities. Pending application for specific purposes, the net proceeds may be invested in marketable securities.

DESCRIPTION OF CAPITAL STOCK

The following is a description of certain general terms and provisions of our common stock and preferred stock. This description does not purport to be complete and is subject in all respects to applicable Delaware law and qualified by reference to the provisions of our certificate of incorporation and our bylaws. Copies of our certificate of incorporation and bylaws are incorporated by reference herein and will be provided to shareholders upon request. See “Where Can You Find More Information.”

General

The Company’s authorized capital stock consists of 1,000,000,000 shares of common stock, par value $0.0001 per share, and 7,000,000 shares of preferred stock, par value $0.0001 per share, of which 4,000,000 shares are designated Series A Preferred Stock (“Series A Preferred Stock”). As of April 23, 2026, we had 433,227,989 shares of common stock and 4,000,000 shares of Series A Preferred Stock issued and outstanding.

Common Stock

Voting

Except as otherwise required by applicable law or as provided by the certificate of incorporation, each holder of common stock is entitled to one vote for each share of common stock owned of record on all matters on which stockholders of the Company are generally entitled to vote. Except as otherwise required by applicable law or as provided by the certificate of incorporation, including matters required to be submitted solely to a vote of the holders of the Series A Preferred Stock (or any other series of preferred stock of the Company then outstanding), holders of common stock (as well as holders of any series preferred stock then outstanding and entitled to vote together with the holders of common stock, including the Series A Preferred Stock) vote together as a single class on all matters presented to the Company’s stockholders for their vote or approval, including the election of directors. There are no cumulative voting rights with respect to the election of directors or any other matters submitted to a vote of the holders of common stock.

Dividends and distributions

Subject to applicable law and the rights of the holders of Series A Preferred Stock and the rights, if any, of the holders of any other series of preferred stock of the Company then outstanding, the holders of common stock have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by the Company’s board of directors from amounts legally available therefor.

Liquidation, dissolution or winding up

Subject to applicable law and the rights, if any, of the holders of any series of preferred stock of the Company then outstanding, including the Series A Preferred Stock, in the event of the liquidation, dissolution or winding-up of the Company, holders of our common stock will be entitled to share ratably in proportion to the number of shares of common stock held by them in the assets of the Company available for distribution after payment or reasonable provision for the payment of all creditors of the Company.

Redemption, conversion or preemptive rights

Holders of common stock have no redemption rights, conversion rights or preemptive rights to subscribe to any or all additional issues of shares of capital stock the Company or securities convertible into capital stock of the Company.

Other provisions

There are no redemption provisions or sinking fund provisions applicable to the common stock.

The designations and the powers, preferences and rights, if any, and the qualifications, limitations and restrictions, if any, of the holders of our common stock will be subject to, and may be adversely affected by, the designations and the powers, preferences and rights, if any, and the qualifications, limitations and restrictions, if any, of the holders of any series of preferred stock of the Company then outstanding, including the Series A Preferred Stock.

Listing

Currently, our common stock is listed on the NYSE under the ticker symbol “APG.”

Preferred Stock

Blank Check Preferred

Under our certificate of incorporation, without stockholder approval, the Company’s board of directors is authorized to create one or more series of preferred stock of the Company (in addition to the Series A Preferred Stock) by resolution, and, with respect to each such series, to determine the number of shares constituting the series and the designations and the powers (including voting powers), preferences and rights, if any, which may include dividend rights, conversion or exchange rights, redemption rights and liquidation preferences, and the qualifications, limitations and restrictions, if any, of the series. The Company’s board of directors may therefore create and issue one or more new series of preferred stock with voting power and preferences and rights that could adversely affect the holders of the Company’s common stock and which could have certain anti-takeover effects. Before the Company may issue any new series of preferred stock, our board of directors will be required to adopt resolutions creating and designating such series of preferred stock and certificate of designations setting forth a copy of such resolutions will be required to be executed, acknowledged and filed with the Secretary of State of the State of Delaware. You should refer to the certificate of designations establishing a particular series of preferred stock which will be filed with the Secretary of State of the State of Delaware and the SEC in connection with any offering of preferred stock.

The particular terms of any series of preferred stock that we offer under this prospectus will be described in the applicable prospectus supplement relating to that series of preferred stock. Those terms may include:

•	the title and liquidation preference per share of the preferred stock and the number of shares offered;

•	the purchase price of the preferred stock;

•	the dividend rate (or method of calculation), the dates on which dividends will be payable, whether dividends shall be cumulative and, if so, the date from which dividends will begin to accumulate;

•	any redemption or sinking fund provisions of the preferred stock;

•	any conversion, redemption or exchange provisions of the preferred stock;

•	the voting rights, if any, of the preferred stock; and

•	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions of the preferred stock.

Each prospectus supplement relating to a series of preferred stock may describe certain U.S. federal income tax considerations applicable to the purchase, holding and disposition of such series of preferred stock.

Series A Preferred Stock

As of April 23, 2026, the Company had 4,000,000 shares of Series A Preferred Stock issued and outstanding. The designations and the powers, preferences and rights, and the qualifications, limitations and restrictions of the Series A Preferred Stock are set forth in our certificate of incorporation.

Dividends

Subject to applicable law and the rights, if any, of any series of preferred stock of the Company then outstanding ranking senior to the Series A Preferred Stock as to dividends and on parity with the rights, if any, of any series of the Company’s preferred stock then outstanding ranking on parity with the Series A Preferred Stock and, after the Average Price (as defined in our certificate of incorporation) per share of the Company’s common stock (subject to adjustment in accordance with our certificate of incorporation) is $11.50 or more for any ten consecutive trading days, the holders of the Series A Preferred Stock will be entitled to receive, in respect of each Dividend Year (as defined below), in the aggregate, the “Annual Dividend Amount,” which is calculated as follows (the “Annual Dividend Amount”):

A X B, where:

A = an amount equal to 20% of the increase (if any) in the value of a share of the Company’s common stock, such increase calculated as being the difference between (i) the Average Price per share of common stock over the last ten consecutive trading days of the Dividend Year for such Dividend Year (the “Dividend Price”) and (ii) (x) if no Annual Dividend Amount has previously been paid, a price of $10.00 per share of common stock, or (y) if an Annual Dividend Amount has previously been paid, the highest Dividend Price for any prior Dividend Year (subject to adjustment in accordance with the certificate of incorporation); and

B = 211,791,957 shares, being a number of shares of the Company’s common stock equal to the number of ordinary shares of the Company’s predecessor outstanding immediately following the acquisition of APi Group, Inc. by the Company (the “APi Acquisition”), adjusted for our three-for-two stock split completed in the second quarter of 2025, including any ordinary shares issued pursuant to the exercise of warrants of the Company, but excluding any ordinary shares issued to shareholders or other beneficial owners of APi Group, Inc. in connection with the APi Acquisition, which such number of shares is subject to adjustment as provided in the certificate of incorporation (the “Series A Preferred Dividend Equivalent”).

“Dividend Year” means the Company’s financial year (which may be twelve months or any longer or shorter period) as determined by the Company’s board of directors, except that (i) in the event of the Company’s dissolution, the relevant Dividend Year will end on the trading day immediately prior to the date of dissolution and (ii) in the event of the Automatic Conversion (as defined below) of shares of Series A Preferred Stock into shares of common stock of the Company, the relevant Dividend Year will end on the trading day immediately prior to the date of such Automatic Conversion.

The Annual Dividend Amount is payable in shares of the Company’s common stock or cash, as determined by the Company’s board of directors. Each Annual Dividend Amount will be divided between the holders of Series A Preferred Stock pro rata based on the number of shares of Series A Preferred Stock held by them on the last day of the relevant Dividend Year (the “Dividend Date”). If the Company’s board of directors determines to pay the Annual Dividend Amount in shares of common stock, then each holder of a share of Series A Preferred Stock will be entitled to receive such number of whole shares of common stock as is determined by dividing the pro rata amount of the Annual Dividend Amount to which such holders is entitled, by the relevant Dividend Price (provided that any fractional shares of common stock due pursuant to such calculation shall not be paid and instead the nearest lower whole number of shares of common stock will be paid).

Subject to applicable law and the rights, if any, of any series of preferred stock of the Company then outstanding ranking senior to the Series A Preferred Stock as to dividends and on parity with the common stock of the Company and any series of preferred stock of the Company ranking on parity with such common stock, (i) a dividend per share of Series A Preferred Stock equal to the product obtained by multiplying the number of shares of common stock into which such shares of Series A Preferred Stock could then be converted, by the dividend payable on each such share of common stock, and (ii) a dividend per share of Series A Preferred Stock equal to the amount determined by dividing an amount equal to 20% of the dividend which would be distributable on such number of shares of common stock equal to the Series A Preferred Dividend Equivalent, by the number of shares of Series A Preferred Stock outstanding. Upon the voluntary or involuntary liquidation, dissolution, or winding up of the Company (a “Liquidation”), each share of Series A Preferred Stock will be entitled to receive the amount that would have been received in respect of such share had it been converted into common stock.

Automatic Conversion

Pursuant to our certificate of incorporation, the Series A Preferred Stock will be automatically converted into shares of the Company’s common stock on a one-for-one basis, subject to adjustment in accordance with our certificate of incorporation, on the last day of the seventh full financial year of the Company following October 1, 2019 (or if such date is not a trading day, the first trading day immediately following such date) (such conversion, the “Automatic Conversion”, and such date on which the Automatic Conversion is required to occur, the “Mandatory Conversion Date”). Pursuant to our certificate of incorporation, as a result of our three-for-two stock split completed in the second quarter of 2025, the 4,000,000 shares of Series A Preferred Stock currently outstanding is convertible into 6,000,000 shares of common stock upon the Automatic Conversion on the Mandatory Conversion Date.

Optional Conversion

Pursuant to our certificate of incorporation, by notice in writing and surrender of the relevant certificate or certificates to the Company, a holder of Series A Preferred Stock may convert some or all of such holder’s Series A Preferred Stock into shares of the Company’s common stock on a one-for-one basis, subject to adjustment in accordance with our certificate of incorporation. In such circumstances, the shares of Series A Preferred Stock that were subject to such notice will be converted into shares of common stock on the fifth trading day after receipt by the Company of such written notice and certificate or certificates (the “Series A Optional Conversion”). In the event of a Series A Optional Conversion, no relevant portion of the Annual Dividend Amount will be payable in respect of those shares of Series A Preferred Stock that are converted into shares of common stock for the Dividend Year in which the date of the Series A Optional Conversion occurs. Pursuant to our certificate of incorporation, as a result of our three-for-two stock split completed in the second quarter of 2025, the 4,000,000 shares of Series A Preferred Stock currently outstanding is convertible into 6,000,000 shares of common stock upon exercise of the Series A Optional Conversion.

Voting Rights

Each holder of Series A Preferred Stock is entitled to one vote per share of Series A Preferred Stock on all matters on which stockholders of the Company generally are entitled to vote. The holders of Series A Preferred Stock also have the right to vote separately as a single class on any amendment to the certificate of incorporation, whether by merger, consolidation or otherwise, that would alter or change the powers, preferences or rights or the qualifications, limitations or restrictions of the Series A Preferred Stock so as to affect them adversely and as provided by applicable Delaware law.

Exclusive Forum

The Company’s certificate of incorporation provides that unless we consent in writing to the selection of an alternative forum, the Delaware Court of Chancery will be the sole and exclusive forum for: (1) derivative actions or proceedings brought on behalf of us; (2) actions asserting a claim of fiduciary duty owed by any of our directors, officers or employees to us or our stockholder; (3) civil actions to interpret, apply, enforce or determine the validity of the certificate of incorporation or bylaws; or (4) actions asserting a claim governed by the internal affairs doctrine. If the Delaware Court of Chancery lacks jurisdiction over any of the foregoing actions or proceedings, the certificate of incorporation provides that the sole and exclusive forum for such actions or proceedings will be another state or federal court located in the State of Delaware, as long as such court has personal jurisdiction over the parties. In addition, the certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any action asserting a claim arising under the Securities Act.

Indemnification of Directors and Officers

Under the General Corporation Law of the State of Delaware (the “DGCL”), a Delaware corporation may include in its certificate of incorporation a provision that, subject to the limitations described below, eliminates or limits the personal liability of a director to the corporation or its stockholders for monetary damages for breaches of fiduciary duty as a director. Such a provision may not eliminate or limit the liability of a director for (i) any breach of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) the willful or negligent payment of unlawful dividends or purchases or redemptions of shares of stock, or (iv) transactions from which such director derived an improper personal benefit. The Company’s certificate of incorporation includes a provision providing that directors of the Company shall not be liable to the Company or our stockholders for monetary damages for breach of fiduciary duty, except to the extent such exemption or limitation is not permitted by the DGCL.

The DGCL also provides that a Delaware corporation has the power to indemnify any person who is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee of another entity, against reasonable expenses (including attorneys’ fees) and, in actions not brought by or in the right of the corporation, judgments, fines and amounts paid in settlement, in each case, actually and reasonably incurred in connection with such action, suit or proceeding, but only if such person acted in a manner reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful, except that in any action brought by or in the right of the corporation, such indemnification may not be made if such person is adjudged liable to the corporation (unless otherwise determined by the court in which such action, suit or proceeding was brought or the Delaware Court of Chancery). In addition, under Delaware law, to the extent that a present or former director or officer of a Delaware corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her. Furthermore, under Delaware law, a Delaware corporation is permitted to maintain directors’ and officers’ insurance.

The Company’s bylaws require the Company to indemnify any person who is or was a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding described above by reason of the fact that such person is or was a director of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another entity, to the fullest extent permitted by law. The Company’s bylaws also require the Company to pay the legal expenses (including attorneys’ fees) of any such person in defending any such action, suit or proceeding in advance of its final disposition subject, in the case of present directors and officers, to the provision by such director or officer of an undertaking to repay the amounts advanced if it is ultimately determined that such director or officer is not entitled to be indemnified under the bylaws or otherwise.

The Company maintains directors’ and officers’ liability insurance for its directors and officers. In addition, the Company has entered into director and officer indemnification agreements pursuant to which the Company agreed to additional indemnification and advancement procedures and protections for its directors and certain of its executive officers.

Anti-Takeover Effects of Delaware Law and the Certificate of Incorporation and Bylaws

Delaware law and the Company’s certificate of incorporation and bylaws contain provisions that may prevent or discourage a third party from acquiring the Company, even if the acquisition would be beneficial to our stockholders.

Pursuant to the certificate of incorporation, our board of directors has the authority to create one or more series of preferred stock of the Company (in addition to the Series A Preferred Stock) and to fix the designations and the powers, preferences and rights, if any, and the qualifications, limitations and restrictions, if any, of shares of such new series of preferred stock of the Company and to issue shares of such series without a stockholder vote, which could be used to dilute the ownership of a hostile acquiror.

Pursuant to the certificate of incorporation, our board of directors has the power to amend the bylaws of the Company, which may allow our board of directors to take certain actions to prevent an unsolicited takeover.

The Company is also subject to Delaware law prohibiting the Company from engaging in any “business combination” with an “interested stockholder” for a period of three years subsequent to the time that the stockholder became an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction in which the stockholder became an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock (with certain exclusions); or

•

at or after the person becomes an interested stockholder, the business combination is approved by our board of directors and authorized by a vote of at least 66 2/3% of the outstanding voting stock of the Company not owned by the interested stockholder.

For purposes of Delaware law, an “interested stockholder” generally is defined as an entity or person (other than the corporation and any direct or indirect majority-owned subsidiary of the corporation) directly or indirectly beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated or associated with such entity or person.

For purposes of Delaware law, a “business combination” includes mergers, asset sales and other transactions resulting in financial benefit to a stockholder. This Delaware law could prohibit or delay mergers or other takeover or change of control attempts with respect to the Company and, accordingly, may discourage attempts that might result in a premium over the market price for the shares held by stockholders of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for the Company’s common stock is Computershare Trust Company, N.A.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement the extent to which the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

We anticipate that the debt securities will be issued under an indenture between us and a trustee to be identified in the applicable prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

As used in this section only, “APi,” “we,” “our” or “us” refer to APi Group Corporation, excluding its subsidiaries, unless expressly stated or the context otherwise requires.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of and premium, if any, on the debt securities is payable and/or the method of determination thereof;

•	the place or places where payments will be made;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the right, if any, to extend the interest payment periods and the duration of such extension;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

the obligation, if any, of APi to redeem or purchase debt securities of the series pursuant to any sinking fund or analogous provisions (including payments made in cash in participation of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), and the terms and conditions upon which, debt securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the form of the debt securities of the series, including the form of the trustee’s certificate of authentication for such series and any legends or endorsements to be placed thereon;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be U.S. Dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•	if other than the trustee, the identity of the trustee, the registrar, paying agent and custodian for the depositary;

•	if other than The Depository Trust Company, the identity of the depositary; and

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (the “Depositary”), or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities. You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System. Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection In the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person (a “successor person”) unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any debt security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or APi and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of APi; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our indebtedness or that of our subsidiaries outstanding from time to time.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. Such acceleration will not be effective until the earlier of (1) the acceleration of indebtedness under our senior secured credit facilities or (2) five business Days after receipt by us of written notice of such acceleration, at which time the principal, premium, if any, interest and any other monetary obligations on all the then outstanding series of debt securities will become due and payable immediately. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in exercising such right of power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a Default or Event of Default within 90 days after it occurs. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to add covenants for the benefit of the holders or to surrender any right or power conferred upon APi;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments.

We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; and

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. Dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default. In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any Event of Default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the Event of Default. However, we shall remain liable for those payments.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York.

PLAN OF DISTRIBUTION

We may from time to time offer and/or sell some or all of the securities covered by this prospectus. Registration of securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or sold. We may sell the securities in a variety of methods from time to time, including the following:

•	to or through underwriters or dealers for resale;

•	directly to a limited number of purchasers or to a single purchaser;

•	in “at the market offerings,” within the meaning of Rule 415(a)(4) under the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

•	in a block trade in which a broker/dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents which we may designate to solicit purchases for the period of their appointment; or

•	through a combination of any of these methods of sale.

The applicable prospectus supplement will set forth the terms of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of shares underwritten or purchased by each of them;

•	the public offering price of the shares;

•	the net proceeds to us;

•	any discounts, commissions or concessions or other compensation allowed or reallowed or paid to underwriters, dealers or agents; and

•	any exchange or market on which the securities are listed or to which application will be made to list the securities.

If we are offering shares of our common stock, we may permit those selling shareholders named in any prospectus supplement to participate in the offering. If any selling shareholders are participating in an offering, the prospectus supplement will also include the following:

•	the name or names of the selling shareholders;

•	the amount of shares to be sold by each selling shareholder and the proceeds from such sales; and

•	any additional terms, including lock-up provisions, that may be placed on the participating selling shareholders in connection with their sale of securities in the offering.

We may offer these securities to the public through underwriting syndicates represented by managing underwriters or through underwriters without a syndicate. If underwriters are used, the securities will be acquired by the underwriters for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale. Unless otherwise indicated in the related prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to customary conditions precedent and the underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Underwriters and agents may from time to time purchase and sell the securities described in this prospectus and the relevant prospectus supplement in the secondary market, but are not obligated to do so. No assurance can be given that there will be a secondary market for the securities or liquidity in the secondary market if one develops. From time to time, underwriters and agents may make a market in the securities.

In order to facilitate the offering of the securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of these securities or any other securities the prices of which may be used to determine payments on these securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any other securities, the underwriters may bid for, and purchase, the securities or any other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

Underwriters named in a prospectus supplement are, and dealers and agents named in a prospectus supplement may be, deemed to be “underwriters” within the meaning of the Securities Act in connection with the securities offered thereby, and any discounts or commissions they receive from us and any profit on their resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We may have agreements with the underwriters, agents and dealers to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect of these liabilities. Underwriters, agents and dealers may engage in transactions with or perform services for APi or our subsidiaries and affiliates in the ordinary course of business.

One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Unless indicated in the applicable prospectus supplement, we do not expect to apply to list the securities on a securities exchange.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Greenberg Traurig, P.A., Fort Lauderdale, Florida, and counsel for any underwriters or agents, if any, will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of APi Group Corporation as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can review our electronically filed reports, proxy and information statements, and other information regarding us on the on the SEC’s website at www.sec.gov. We also make available free of charge on our website at www.apigroupinc.com our annual, quarterly and current reports and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with the SEC. The information contained on the SEC’s website and on our website is expressly not incorporated by reference into, and does not constitute a part of, this prospectus.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. For further information with respect to us and our securities, reference is made to the registration statement, including the exhibits incorporated therein by reference or filed therewith. Statements contained herein relating to the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit or incorporated by reference into the registration statement. Each such statement is qualified in its entirety by such reference. You may review a copy of the registration statement and the exhibits without charge on the SEC’s website at www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” specific information into this prospectus that we file with the SEC. This means that we can disclose important information to you by referring you to another document that is considered part of this prospectus from the date we file that document. Information that we file subsequently with the SEC will automatically update and, where applicable, supersede the information contained in this prospectus or incorporated by reference in this prospectus.

This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC, which documents contain important information about us and our common stock:

•	our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 25, 2026;

•	our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed with the SEC on April 30, 2026;

•	our Current Report on Form 8-K, filed with the SEC on January 2, 2026;

•

the description of our common stock contained in Exhibit 4.1 to the annual report on Form 10-K for the year ended December 31, 2025, and any subsequent amendment or report filed for the purpose of updating that description; and

•

all subsequent documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offerings to which this prospectus relates.

This prospectus does not, however, incorporate by reference any documents or portions thereof, whether specifically listed above or furnished by us in the future, that are not deemed “filed” with the SEC, including information “furnished” pursuant to Items 2.02, 7.01 and 9.01 of Form 8-K.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or replaces such statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Any information incorporated by reference herein is available to you without charge upon written or oral request. If you would like a copy of any of this information, please submit your request to us at the following address:

APi Group Corporation

1100 Old Highway 8 NW

New Brighton, Minnesota 55112

Attn: Secretary

Tel: (651) 636-4320

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby:

Amount to be paid
SEC Registration Fee	$	*
Accounting Fees and Expenses		**
Legal Fees and Expenses		**
Transfer Agent and Registrar Fees and Expenses		**
Miscellaneous		**

Total	$	**

*	In accordance with Rule 456(b), we are deferring payment of the registration fee for the securities offered by this prospectus.
**

Sets forth the general categories of fees and expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement. Because an indeterminate amount of securities is covered by this registration statement, certain expenses in connection with the issuance and distribution of securities are not currently determinable. An estimate of the aggregate fees and expenses in connection with each sale of securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 102(b)(7) of the DGCL permits a corporation, in its certificate of incorporation, to limit or eliminate the personal liability of a director or officer to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (a) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL, (d) for any transaction from which the director or officer derived an improper personal benefit, or (e) for an officer in any action by or in the right of the corporation. Under Section 145(a) of the DGCL, a Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Under Section 145(b) of the DGCL, in the case of an action brought by or in the right of a corporation, the corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any such threatened, pending or completed action by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) only against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent the appropriate court finds that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Under Section 145(c) of the DGCL, to the extent that a present or former director or certain officers of a corporation have been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such corporation is required to indemnify such person against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

As permitted by Section 102(b)(7) of the DGCL, Article EIGHTH of the Company’s certificate of incorporation provides that no director of the Company shall be liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may be amended. This provision in the Company’s certificate of incorporation does not eliminate the directors’ fiduciary duties, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief may remain available under Delaware law. In addition, each director of the Company may be subject to personal liability, subject to Section 144 of the DGCL, for breach of the director’s duty of loyalty to the Company, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other applicable law, such as the United States federal securities laws or state or federal environmental laws.

The Company’s bylaws also provide that the Company is required to indemnify and advance expenses to its present and former officers and directors to the fullest extent permitted by applicable law. However, where a proceeding (or part thereof) is commenced by a person entitled to indemnification, the Company will only be required to indemnify such person if the commencement of such proceeding was authorized by the Board.

The Company maintains directors’ and officers’ liability insurance for its directors and officers. In addition, the Company has entered into director and officer indemnification agreements pursuant to which the Company agreed to additional indemnification and advancement procedures and protections for its directors and certain of its executive officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits.

See the Exhibit Index immediately preceding the signature pages of this registration statement, which is incorporated herein by reference.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)

That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b)

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended, in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement for common stock.

1.2*	Form of Underwriting Agreement for preferred stock.

1.3*	Form of Underwriting Agreement for debt securities.

4.1	Specimen Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-4 (File No. 333-237553), filed with the SEC on April 2, 2020).

4.2	Specimen form of Preferred Stock certificate (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-4 (File No. 333-237553), filed with the SEC on April 2, 2020).

4.3	Form of Indenture between the Registrant and one or more trustees to be named therein.

4.4*	Form of debt security.

5.1	Opinion of Greenberg Traurig, P.A.

23.1	Consent of KPMG LLP.

23.2	Consent of Greenberg Traurig, P.A. (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page to this registration statement).

25.1**	Form T-1 Statement of Eligibility of the Trustee under the Trust Indenture Act of 1939, as amended.

107	Filing Fee Table.

*	To be filed, if applicable, by amendment or by a current report on Form 8-K and incorporated by reference herein prior to the issuance of the applicable securities.
**	To be filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New Brighton, State of Minnesota, on April 30, 2026.

API GROUP CORPORATION

By:	/s/ Louis B. Lambert
Name:	Louis B. Lambert
Title:	Senior Vice President, General Counsel and
Secretary

POWER OF ATTORNEY

Each of the undersigned officers and directors of APi Group Corporation hereby severally constitutes and appoints Russell Becker, G. David Jackola and Louis Lambert, as the attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution, to sign any and all pre- or post-effective amendments to this registration statement, any subsequent registration statement for the same offering which may be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and any and all pre-and post-effective amendments thereto, and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Russell A. Becker Russell A. Becker	President, Chief Executive Officer and Director (principal executive officer)	April 30, 2026

/s/ G. David Jackola G. David Jackola	Executive Vice President and Chief Financial Officer (principal financial officer)	April 30, 2026

/s/ James Arseniadis James Arseniadis	Vice President and Chief Accounting Officer (principal accounting officer)	April 30, 2026

/s/ Sir Martin E. Franklin Sir Martin E. Franklin	Co-Chair of the Board	April 30, 2026

/s/ James E. Lillie James E. Lillie	Co-Chair of the Board	April 30, 2026

/s/ Ian G. H. Ashken Ian G. H. Ashken	Director	April 30, 2026

/s/ Paula D. Loop Paula D. Loop	Director	April 30, 2026

/s/ Anthony E. Malkin Anthony E. Malkin	Director	April 30, 2026

/s/ Thomas V. Milroy Thomas V. Milroy	Director	April 30, 2026

/s/ Cyrus D. Walker Cyrus D. Walker	Director	April 30, 2026

/s/ Carrie A. Wheeler Carrie A. Wheeler	Director	April 30, 2026